UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2010

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32875	75-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 22, 2010, Charles M. Fallon resigned as Executive Vice President, President, North America, of Burger King Holdings, Inc. (the “Company”), effective November 30, 2010. On October 25, 2010, the Company announced changes to its senior management team, including the appointment of Steve Wiborg to replace Mr. Fallon as Executive Vice President, President, North America. A press release relating to Mr. Fallon’s departure and Mr. Wiborg’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
(e) As previously disclosed in the Form 8-K filed by the Company with the Securities and Exchange Commission on October 21, 2010, Peter C. Smith resigned as Executive Vice President, Chief Human Resources Officer, effective as of October 19, 2010. On October 25, 2010, Burger King Corporation, a wholly-owned subsidiary of the Company (“BKC”), and Mr. Smith entered into a Separation Agreement and General Release dated October 20, 2010 (the “Agreement”). Pursuant to the Agreement, (i) Mr. Smith acknowledged that his employment terminated effective October 19, 2010 (the “Separation Date”), (ii) BKC agreed to provide Mr. Smith with the severance payments and other benefits as set forth in his employment agreement, as amended, (iii) Mr. Smith will receive a lump sum payment in the amount of $42,028 as compensation for all of his eligible but unused vacation days for the Company‘s 2011 fiscal year, and (iv) Mr. Smith will be entitled to receive continued welfare benefits after the Separation Date pursuant to his employment agreement, as amended. In the Agreement, Mr. Smith also provided a general release of claims against BKC and its affiliates and agreed to certain confidentiality, non-competition and non-solicitation obligations.
     A copy of the Separation Agreement and General Release dated October 20, 2010 between BKC and Peter C. Smith is filed herewith as Exhibit 10.72.
Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release

Exhibit 10.72	Separation Agreement and General Release dated October 20, 2010 between Burger King Corporation and Peter C. Smith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
By:	/s/ Anne Chwat
Anne Chwat
General Counsel and Secretary

Date: October 28, 2010

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